EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release		14-004

Date: February 19, 2014	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Reports Fourth Quarter and Full Year 2013 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $36.5 million, or $0.35 per diluted share, for the fourth quarter of 2013 compared to a net loss of $171.6 million, or $(1.64) per diluted share, for the same period in 2012, and net income of $44.6 million, or $0.42 per diluted share, in the third quarter of 2013. Net income from continuing operations totaled $108.8 million, or $1.03 per diluted share, for the year ended December 31, 2013, as compared with a net loss of $70.0 million, or $(0.67) per diluted share, for the year ended December 31, 2012. Including our discontinued operations, net income for the year ended December 31, 2013 was $109.9 million, or $1.04 per diluted share, compared with a net loss of $46.3 million, or $(0.44) per diluted share, for the year ended December 31, 2012.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Fourth quarter operating cash flow, as measured by EBITDA, saw a 16% sequential increase over the third quarter ($81.5 million versus $70.2 million). Although earnings per share declined quarter-to-quarter, this was due in part to the third quarter gain on the sale of the Express and in part due to a higher effective income tax rate in the fourth quarter. Our Robotics business improved dramatically in the second half of 2013 while the Well Intervention business continues to be stout, posting a record quarterly revenues number.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

	Quarter Ended			Year Ended
	12/31/2013	12/31/2012	9/30/2013	12/31/2013	12/31/2012
Revenues	$226,837	$201,696	$220,117	$876,561	$846,109

Gross Profit (Loss)
Operating	$71,164	$49,026	$69,457	$260,685	$227,050
	31%	24%	32%	30%	27%
Contracting Services Impairments (1)	-	(157,951)	-	-	(177,135)
Total	$71,164	$(108,925)	$69,457	$260,685	$49,915

Net Income (Loss) Applicable to Common Shareholders
Income (Loss) from continuing operations	$36,503	$(99,679)	$44,549	$108,849	$(70,018)
Income (Loss) from discontinued operations	-	(71,888)	44	1,073	23,684
Total	$36,503	$(171,567)	$44,593	$109,922	$(46,334)

Diluted Earnings (Loss) Per Share
Income (Loss) from continuing operations	$0.35	$(0.95)	$0.42	$1.03	$(0.67)
Income (Loss) from discontinued operations	$-	$(0.69)	$-	$0.01	$0.23
Total	$0.35	$(1.64)	$0.42	$1.04	$(0.44)

Adjusted EBITDA from continuing operations	$81,549	$47,699	$70,198	$268,311	$233,612
Adjusted EBITDAX from discontinued operations	-	65,528	-	31,754	367,216
Adjusted EBITDAX (2)	$81,549	$113,227	$70,198	$300,065	$600,828

Note: Footnotes appear at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)

	Quarter Ended
	12/31/2013	12/31/2012	9/30/2013
Continuing Operations:
Revenues:
Contracting Services	$224,881	$224,201	$208,728
Production Facilities	19,216	20,082	24,366
Intercompany Eliminations	(17,260)	(42,587)	(12,977)
Total	$226,837	$201,696	$220,117

Income (Loss) from Operations:
Contracting Services	$57,729	$39,433	$49,212
Production Facilities	9,814	9,971	14,136
Gain (Loss) on Sale of Assets	-	(543)	15,812
Contracting Services Impairments (1)	-	(157,951)	-
Corporate/Other	(12,781)	(31,551)	(16,522)
Intercompany Eliminations	(822)	(4,995)	21
Total	$53,940	$(145,636)	$62,659
Equity in Earnings of Equity Investments	$815	$887	$857

Discontinued Operations (Oil and Gas):
Revenues	$-	$110,089	$-
Income (Loss) from Operations	$-	$(103,611)	$(68)

Note: Footnotes appear at end of press release.

Contracting Services

o
Well Intervention revenues increased 16% in the fourth quarter of 2013 from revenues in the third quarter of 2013, primarily due to the strong utilization of the Skandi Constructor. Fourth quarter utilization of the Skandi Constructor was 100%, compared to 38% utilization in the third quarter when the vessel was docked in order to complete final modifications and install the well intervention equipment. Also during the fourth quarter of 2013, the Well Enhancer entered dry dock. On a combined basis, our three North Sea vessels – Seawell, Well Enhancer, Skandi Constructor – achieved 92% utilization in the fourth quarter compared to 78% utilization in the third quarter of 2013. In the Gulf of Mexico, the Q4000 utilization remained unchanged at 100% for the fourth quarter of 2013.

o
For Robotics, chartered vessel fleet utilization decreased to 88% for the quarter compared to 98% in the third quarter of 2013. However, both revenues and gross profit remained flat compared to the third quarter of 2013 due to a 53% increase in utilized trencher days in the fourth quarter of 2013.

Other Expenses

o
Selling, general and administrative expenses were 7.6% of revenue in the fourth quarter of 2013, 10.3% of revenue in the third quarter of 2013 and 12.7% in the fourth quarter of 2012. The decrease in selling, general and administrative expenses in the fourth quarter of 2013 compared to the third quarter of 2013 is primarily attributable to a $2.1 million allowance for doubtful accounts charge that was recorded in the third quarter of 2013.

o
Net interest expense and other decreased to $2.8 million in the fourth quarter of 2013 from $12.8 million in the third quarter of 2013. Net interest expense decreased to $4.6 million in the fourth quarter of 2013 compared to $6.6 million in the third quarter of 2013. The decrease in interest expense reflects the substantial reduction in our average interest rate following the redemption of the remaining $275 million of 9.5% Senior Unsecured Notes outstanding in the third quarter of 2013. Other income was $1.9 million in the fourth quarter compared to $6.2 million of other expense in the third quarter of 2013, which included the $8.6 million loss on early extinguishment of the Senior Unsecured Notes.

Financial Condition and Liquidity

o
Our total liquidity at December 31, 2013 was approximately $1.1 billion, consisting of cash and cash equivalents of $478 million and $584 million in unused capacity under our revolver. Consolidated net debt at December 31, 2013 was $88 million. Net debt to book capitalization at December 31, 2013 was 5%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation below.)

o
We incurred capital expenditures (including capitalized interest) totaling $56 million in the fourth quarter of 2013, compared to $176 million in the third quarter of 2013 and $157 million in the fourth quarter of 2012. For the years ended December 31, 2013 and 2012, capital expenditures totaled $370 million and $497 million, respectively.

Footnotes to “Summary of Results”:

(1)
2012 impairment charges include $157.8 million for the Caesar and related mobile pipelay equipment (Q4), $14.6 million for the Intrepid and $4.6 million for well intervention assets at our former operations in Australia.

(2)	Non-GAAP measure. See reconciliation below.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)	Fourth quarter 2012 impairment charges of $157.8 million were for the pending sale of the Caesar and related mobile pipelay equipment.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its fourth quarter 2013 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Standard Time on Thursday, February 20, 2014, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-896-0105 for persons in the United States and +1-212-271-4657 for international participants. The passcode is "Tripodo". A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides key life of field services to the energy market. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDA from continuing operations, Adjusted EBITDAX, net debt and net debt to book capitalization. We calculate Adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes, depreciation and amortization. Adjusted EBITDAX is Adjusted EBITDA from continuing operations plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization, and exploration expenses. Net debt is calculated as the sum of financial debt less cash and cash equivalents on hand. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization; any projections of financial items; future operations expenditures; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about the Company on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(in thousands, except per share data)	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenues	$226,837	$201,696	$876,561	$846,109
Cost of sales	155,673	152,670	615,876	619,059
Asset impairment charges	-	157,951	-	177,135
Gross profit (loss)	71,164	(108,925)	260,685	49,915
Loss on commodity derivative contracts	-	(10,507)	(14,113)	(10,507)
Gain (loss) on sale of assets	-	(543)	14,727	(13,476)
Selling, general and administrative expenses	(17,224)	(25,661)	(82,265)	(94,415)
Income (loss) from operations	53,940	(145,636)	179,034	(68,483)
Equity in earnings of investments	815	887	2,965	8,434
Other income - oil and gas	800	-	6,581	-
Net interest expense and other	(2,756)	(11,883)	(44,992)	(65,949)
Income (loss) before income taxes	52,799	(156,632)	143,588	(125,998)
Income tax provision (benefit)	15,534	(57,753)	31,612	(59,158)
Net income (loss) from continuing operations	37,265	(98,879)	111,976	(66,840)
Income (loss) from discontinued operations, net of tax	-	(71,888)	1,073	23,684
Net income (loss), including noncontrolling interests	37,265	(170,767)	113,049	(43,156)
Less net income applicable to noncontrolling interests	(762)	(800)	(3,127)	(3,178)
Net income (loss) applicable to Helix	$36,503	$(171,567)	$109,922	$(46,334)

Weighted Avg. Common Shares Outstanding:
Basic	105,018	104,412	105,032	104,449
Diluted	105,159	104,412	105,184	104,449

Basic earnings (loss) per share of common stock:
Continuing operations	$0.35	$(0.95)	$1.03	$(0.67)
Discontinued operations	-	(0.69)	0.01	0.23
Net income (loss) per share of common stock	$0.35	$(1.64)	$1.04	$(0.44)

Diluted earnings (loss) per share of common stock:
Continuing operations	$0.35	$(0.95)	$1.03	$(0.67)
Discontinued operations	-	(0.69)	0.01	0.23
Net income (loss) per share of common stock	$0.35	$(1.64)	$1.04	$(0.44)

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Dec. 31, 2013	Dec. 31, 2012	(in thousands)	Dec. 31, 2013	Dec. 31, 2012
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents (1)	$478,200	$437,100	Accounts payable	$72,602	$92,398
Accounts receivable	184,165	186,073	Accrued liabilities	96,482	161,514
Current deferred tax assets	51,573	43,942	Income tax payable	760	-
Other current assets	29,709	52,992	Current mat of L-T debt (1)	20,376	16,607
C-A of discontinued operations	-	84,000	C-L of discontinued operations	-	182,527
Total Current Assets	743,647	804,107	Total Current Liabilities	190,220	453,046

Property & Equipment	1,528,294	1,485,875	Long-term debt (1)	545,776	1,002,621
Equity investments	157,919	167,599	Deferred tax liabilities	265,879	359,237
Goodwill	63,230	62,935	Other non-current liabilities	18,295	5,025
Other assets, net	51,190	49,837	N-C liabilities of discontinued operations	-	147,237
N-C assets of discontinued operations	-	816,227	Shareholders' equity (1)	1,524,110	1,419,414
Total Assets	$2,544,280	$3,386,580	Total Liabilities & Equity	$2,544,280	$3,386,580

(1) Net debt to book capitalization - 5% at December 31, 2013. Calculated as total debt less cash and equivalents ($87,952)
divided by sum of total net debt and shareholders' equity ($1,612,062).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three and Twelve Months Ended December 31, 2013

Earnings Release:

Reconciliation From Net Income from Continuing Operations to Adjusted EBITDAX:

	4Q13	4Q12	3Q13	2013	2012
	(in thousands)

Net income (loss) from continuing operations	$37,265	$(98,879)	$45,348	$111,976	$(66,840)
Adjustments:
Income tax provision (benefit)	15,534	(57,753)	7,058	31,612	(59,158)
Net interest expense and other	2,756	11,883	12,791	44,992	65,949
Depreciation and amortization	26,993	25,016	21,850	98,535	97,201
Asset impairment charges	-	157,951	-	-	177,135
EBITDA	82,548	38,218	87,047	287,115	214,287
Adjustments:
Noncontrolling interest	(999)	(1,039)	(1,037)	(4,077)	(4,128)
Unrealized loss on commodity derivative contracts	-	9,977	-	-	9,977
(Gain) loss on sale of assets	-	543	(15,812)	(14,727)	13,476
Adjusted EBITDA from continuing operations	81,549	47,699	70,198	268,311	233,612

Adjusted EBITDAX from discontinued operations (1) (2)	-	65,528	-	31,754	367,216
Adjusted EBITDAX	$81,549	$113,227	$70,198	$300,065	$600,828

(1) Amounts relate to ERT which was sold in February 2013.
(2) Reconciliation of Adjusted EBITDAX from discontinued operations:

	4Q13	4Q12	3Q13	2013	2012
	(in thousands)

Net income (loss) from discontinued operations, net of tax	$-	$(71,888)	$44	$1,073	$23,684
Adjustments:
Income tax provision (benefit)	-	(38,705)	24	579	13,420
Net interest expense and other	-	6,982	-	2,732	28,191
Depreciation and amortization	-	32,015	-	1,226	158,284
Asset impairment charges	-	138,628	-	-	138,628
Exploration expenses	-	826	-	3,514	3,295
EBITDAX	-	67,858	68	9,124	365,502
Adjustments:
Unrealized loss on commodity derivative contracts	-	(2,330)	-	-	-
(Gain) loss on sale of assets	-	-	(68)	22,630	1,714
Adjusted EBITDAX from discontinued operations	$-	$65,528	$-	$31,754	$367,216

We calculate adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes and depreciation and amortization. Adjusted EBITDAX is adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization and exploration expenses. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDA and EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Twelve Months Ended December 31, 2013

Earnings Release:

Reconciliation of significant items:

3Q13
(in thousands, except earnings per share data)

Nonrecurring items in continuing operations:
Gain on sale of the Express	$(15,586)
Loss on extinguishment of debt	8,572
Tax provision of the above	2,455
Nonrecurring items in continuing operations, net:	$(4,559)

Diluted shares	105,136
Net after income tax effect per share	$(0.04)